UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2012

SUNSHINE FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-54280	36-4678532
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 East Park Avenue, Tallahassee, Florida		32301
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (850) 219-7200

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, effective January 1, 2012, Robert K. Bacon, Fred G. Shelfer, Jr. and Joyce E. Chastain were appointed by the Boards of Directors of Sunshine Financial, Inc. (the “Company”) and Sunshine Savings Bank, its wholly owned subsidiary.  Mr. Bacon and Mr. Shelfer were appointed to the class of directors whose terms will expire at the annual meeting of shareholders to be held in 2012.  Ms. Chastain was appointed to the class of directors whose terms will expire at the annual meeting of shareholders to be held in 2013.

On January 18, 2012, the Board of Directors of the Company elected Benjamin Betts, Jr. to serve as Chairman of the Board and determined the following Company Board committee assignments:

Audit	Compensation
Benjamin Betts, Chair	Joyce Chastain, Chair
Robert Bacon	Patrick Lyons
Doris Richter	Fred Shelfer
Patrick Lyons	Robert Bacon

Nominating	Executive
Doris Richter, Chair	Benjamin Betts, Chair
Benjamin Betts	Louis Davis
Joyce Chastain	Brian Baggett

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNSHINE FINANCIAL, INC

Date:	January 23, 2012	By:	/s/ Scott A. Swain
Scott A. Swain, Senior Vice President and Chief Financial Officer